                                                                    EXHIBIT 10.2

WELLS FARGO LETTERHEAD                   Inland Empire Commercial Banking
                                         4141 Inland Empire Boulevard, Suite 350
                                         Ontario, CA 91764



                                  June 1, 2004



XET Corporation and
CXR Telcom Corporation
9485 Haven Avenue, Suite 100
Rancho Cucamonga, CA 91730

Ladies and Gentlemen:

         This letter is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), subject to all terms and conditions contained herein, has agreed to make available the credit described below to XET CORPORATION ("XET") and CXR TELCOM CORPORATION ("CXR") (each individually, a "Borrower"). Each reference herein to "Borrower" shall mean each and every party, collectively and individually, defined above as a Borrower.

         1. A revolving line of credit under which Bank will make advances to Borrower from time to time up to and including June 1, 2005, not to exceed at any time the maximum principal amount of Three Million Dollars ($3,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance working capital requirements.

         2. A term loan in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) ("Term Loan"), the proceeds of which shall be used to refinance existing equipment loan with Wells Fargo Business Credit and to provide additional working capital. Bank's commitment to grant the Term Loan shall terminate on July 1, 2004. The Line of Credit and the Term Loan shall be collectively referred to herein as the "Loans."

I.       CREDIT TERMS:

         1.       LINE OF CREDIT:

         (a) LINE OF CREDIT NOTE. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of June 1, 2004 ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 2

         (b) CONVERSION TO FORMULA LINE OF CREDIT. Notwithstanding anything herein to the contrary, if average outstanding borrowings under the Loans exceed Two Million Dollars ($2,000,000.00) in the aggregate for a period of thirty (30) consecutive days (a "Conversion Event"), the Line of Credit shall be converted to a formula-based Line of Credit as set forth herein. Immediately upon the occurrence of a Conversion Event and continuing up to and including such time as a Reconversion Event (as such term is defined in Section 1.1 (c) below), if any, occurs hereunder, outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of Borrower's eligible accounts receivable, plus fifteen percent (15%) of the value of Borrower's eligible raw material inventory, plus thirty percent (30%) of the value of finished goods inventory (exclusive of work in process and inventory which is obsolete, unsaleable, damaged, consigned or offsite items), with value defined as the lower of cost or market value. All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

         As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

                  (i) any account which is more than sixty (60) days past due;

                  (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                  (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 3

                  (iv) any account which represents an obligation of an account debtor located in a foreign country;

                  (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

                  (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;

                  (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

                  (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

                  (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

Borrower expressly acknowledges that the foregoing provisions regarding conversion of the Line of Credit to a formula-based Line of Credit are being relied upon by Bank in extending the Line of Credit to Borrower.

         (c) RECONVERSION TO NON-FORMULA LINE OF CREDIT. If, following a Conversion Event, average outstanding borrowings under the Loans are equal to or less than Two Million Dollars ($2,000,000.00) in the aggregate for a period of thirty consecutive days (a "Reconversion Event"), the Line of Credit shall be reconverted to a non-formula based Line of Credit until such time as a Conversion Event, if any, shall occur hereunder.

         (d) BORROWING AND REPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; PROVIDED, HOWEVER, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 4

         2.       TERM LOAN:

         (a) TERM NOTE. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note dated as of June 1, 2004 ("Term Note"), all terms of which are incorporated herein by this reference.

         (b) REPAYMENT. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

         (c) PREPAYMENT. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

         3.       COLLATERAL:

         As security for all indebtedness of Borrower to Bank under the Line of Credit, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivable, other rights to payment and general intangibles, inventory and equipment.

         As security for all indebtedness of Borrower to Bank under the Term Loan, Borrower hereby grants to Bank security interests of first priority in all Borrower's equipment.

         All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

         4.       GUARANTIES:

         All indebtedness of Borrower to Bank shall be guaranteed jointly and severally by MicroTel International Inc. ("MII") in the principal amount of $3,150,000.00, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

II.      INTEREST/FEES:

         1. INTEREST. The outstanding principal balance of each credit subject hereto shall bear interest, at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 5

         2. COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

         3. COMMITMENT FEE. Borrower shall pay to Bank a non-refundable commitment fee for the Term Loan equal to Five Hundred Dollars ($500.00), which fee shall be due and payable in full upon execution of this agreement.

         4. UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee equal to one quarter percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the first day after each calendar quarter end.

III.     REPRESENTATIONS AND WARRANTIES:

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this letter and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this letter.

         1. LEGAL STATUS OF XET. XET is a corporation, duly organized and existing and in good standing under the laws of the State of New Jersey, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         2. LEGAL STATUS OF CXR. CXR is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         3. AUTHORIZATION AND VALIDITY. This letter and each promissory note, contract, instrument and other document deemed necessary by Bank to evidence any extension of credit to Borrower pursuant to the terms and conditions hereof, or now or at any time hereafter required by or delivered to Bank in connection with this letter (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 6

         4. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         5. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         6. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated March 31, 2004, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the condition or operation of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

         7. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         8. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this letter to any other obligation of Borrower.

         9. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and all rights to trademarks, trade names, patents and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         10. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 7

         11. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         12. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

IV.      CONDITIONS:

         1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this letter is subject to fulfillment to Bank's satisfaction of all of the following conditions:

         (a) DOCUMENTATION. Bank shall have received each of the Loan Documents, duly executed and in form and substance satisfactory to Bank.

         (b) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower, or any such guarantor.

         2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 8

         (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this letter and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no default hereunder, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such a default, shall have occurred and be continuing or shall exist.

         (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

V.       COVENANTS:

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         1. PUNCTUAL PAYMENT. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

         2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same and inspect the properties of Borrower.

         3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 120 days after and as of the end of each fiscal year, a consolidated and consolidating audited financial statement and copy of the 10-K report of Borrower and MII, filed with the Securities Exchange Commission, prepared by a certified public accountant, acceptable to Bank, to include a balance sheet, income statements, and statement of cash flows and retained earnings;

         (b) not later than 30 days after and as of the end of each fiscal month, a consolidated and consolidating financial statement of Borrower and MII, prepared by Borrower and MII, to include a balance sheet, income statements, and statement of cash flows and retained earnings;

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 9

         (c) commencing upon occurrence of a Conversion Event, if any, and continuing up to and including such time as a Reconversion Event, if any, occurs, not later than 10 days after and as of each month end, a borrowing base certificate, an inventory collateral report, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts;

         (d) not later than 30 days after and as of the end of each fiscal year, projections of consolidated financial statements;

         (e) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no default hereunder nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default;

         (f) from time to time such other information as Bank may reasonably request.

         4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to Borrower and/or its business.

         5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 10

         9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements for the period ending March 31, 2004:

         (a) Current Ratio not less than 1.50 to 1.0, determined as of each fiscal quarter end, with "Current Ratio" defined as total current assets divided by total current liabilities.

         (b) Tangible Net Worth of Borrower and MII on a consolidated basis, not at any time less than $5,200,000.00, measured quarterly, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

         (c) Total Liabilities divided by Tangible Net Worth of Borrower and domestic operations of MII, on a consolidated basis, not at any time greater than 2.00 to 1.00, determined as of each fiscal quarter end, with "Total Liabilities" defined as the aggregate of current liabilities and noncurrent liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

         (d) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year, and net profit after taxes not less than $1.00 in each fiscal quarter immediately following a fiscal quarter in which Borrower incurred a net loss after taxes.

         (e) Minimum Debt Service Coverage Ratio of not less than 1.50:1.00 on a trailing four (4) quarter basis, with "Debt Service Coverage Ratio" defined as net income plus depreciation plus amortization minus non-financed capital expenditures divided by current portion of long term debt, measured quarterly.

         10. DIVIDENDS, DISTRIBUTIONS. Not declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

VI.      DEFAULT, REMEDIES:

         1. DEFAULT, REMEDIES. Upon the violation of any term or condition of any of the Loan Documents, or upon the occurrence of any default or defined event of default under any of the Loan Documents: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 11

available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of any such breach or default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

         2. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

VII.     MISCELLANEOUS:

         1. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this letter must be in writing delivered to each party at its address first set forth above, or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         2. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this letter and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 12

         3. SUCCESSORS, ASSIGNMENT. This letter shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; PROVIDED, HOWEVER, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or hereafter may acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

         4. ENTIRE AGREEMENT; AMENDMENT. This letter and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This letter may be amended or modified only in writing signed by each party hereto.

         5. NO THIRD PARTY BENEFICIARIES. This letter is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this letter or any other of the Loan Documents to which it is not a party.

         6. SEVERABILITY OF PROVISIONS. If any provision of this letter shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this letter.

         7. GOVERNING LAW. This letter shall be governed by and construed in accordance with the laws of the State of California.

         8. ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 13

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; PROVIDED, HOWEVER, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 14

(by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 15

enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (i) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         9. JOINT AND SEVERAL LIABILITY.

         (a) For purposes of this Section VII. 9 only, XET and CXR shall be referred to individually as a "Borrower" and collectively as the "Borrowers."

         (b) Each Borrower has determined and represents to Bank that it is in its best interests and in pursuance of its legitimate business purposes to induce Bank to extend credit pursuant to this Agreement. Each Borrower acknowledges and represents that its business is related to the business of the other Borrower, the availability of the commitments provided for in this Agreement benefits both Borrowers, and advances and other credit extensions made under this Agreement will be for and inure to the benefit of Borrowers, individually and together.

         (c) Each Borrower has determined and represents to Bank that it has, and after giving effect to the transactions contemplated by this Agreement will have, assets having a fair saleable value in excess of its debts, after giving effect to any rights of contribution or subrogation which may be available to such Borrower, and each Borrower has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts as such debts mature.

         (d) Each Borrower agrees that it is jointly and severally liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Agreement and all modifications, extensions and renewals thereof, including, without limitation, all advances disbursed to either Borrower under the Line of Credit, all interest which accrues thereon, all principal and interest due to Bank in connection with the Term Loan, and all fees, costs and expenses chargeable to Borrowers or any of them in connection with this Agreement. The obligations of Borrowers to Bank for this Agreement shall be in addition to any obligations of any Borrower to Bank under any other agreement heretofore or hereafter given to Bank unless said other agreement is expressly modified or revoked in writing, and this Agreement shall not, unless expressly herein provided, affect or invalidate any such other agreement.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 16

         (e) The liability of each Borrower for the Loans shall be reinstated and revived and the rights of Bank shall continue if and to the extent that for any reason any amount at any time paid on account of the Loans by the other Borrower or any other person or entity is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

         (f) Each Borrower authorizes Bank, without notice to or demand on such Borrower, and without affecting such Borrower's liability for the Loans, from time to time to: (a) alter, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the liabilities and obligations of the other Borrower to Bank on account of the Loans; (b) take and hold security from the other Borrower for the payment of the Loans, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any guarantors of the Loans, or any other party obligated thereon; and (e) apply payments received by Bank from the other Borrower to indebtedness of the other Borrower to Bank other than the Loans.

         (g) Each Borrower represents and warrants to Bank that it has established adequate means of obtaining from the other Borrower on a continuing basis financial and other information pertaining to the other Borrower's financial condition, and each Borrower agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect its risks hereunder. Each Borrower further agrees that Bank shall have no obligation to disclose to it any information or material about the other Borrower which is acquired by Bank in any manner.

         (h) Each Borrower waives any right to require Bank to: (i) proceed against the other Borrower or any other person; (ii) proceed against or exhaust any security held from the other Borrower or any other person; (iii) pursue any other remedy in Bank's power; (iv) apply payments received by Bank from the other Borrower to the Loans; or (v) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with the Loans.

         (i) Each Borrower waives any defense to its liability for the Loans based upon or arising by reason of:

                           (i) any disability or other defense of the other Borrower or any other person;

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 17

                           (ii) the cessation or limitation from any cause
                  whatsoever, other than payment in full, of the liability of the other Borrower for the Loans;

                           (iii) any lack of authority of any officer, director,
                  partner, agent or other person acting or purporting to act on behalf of the other Borrower or any defect in the formation of the other Borrower;

                           (iv) the application by the other Borrower of the
                  proceeds of the Loans for purposes other than the purposes intended or understood by Bank or Borrowers;

                           (v) any act or omission by Bank which directly or
                  indirectly results in or aids the discharge of the other Borrower by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against the other Borrower;

                           (vi) any impairment of the value of any interest in
                  any security for the Loans, including, without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or

                           (vii) any modification of the obligations or
                  liabilities of the other Borrower for the Loans, including, without limitation, the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the indebtedness of the other Borrower for the Loans, including increase or decrease of the rate of interest thereon.

         (j) Until the Loans and all indebtedness of Borrowers to Bank arising under or in connection with the Agreement shall have been paid in full, no Borrower shall have any right of subrogation. Each Borrower waives all rights and defenses it may have arising out of (i) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for the Loans, destroys its rights of subrogation or its rights to proceed against the other Borrower for reimbursement, or (ii) any loss of rights it may suffer by reason of any rights, powers or remedies of the other Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Borrower's indebtedness for the Loans. Until the Loans and all indebtedness of each Borrower to Bank arising under or in connection with this Agreement shall have been paid in full, each Borrower waives any right to enforce any remedy which Bank now has or may hereafter have against the other Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank.

XET Corporation and
CXR Telcom Corporation
June 1, 2004
Page 18



Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions. Bank's commitment to extend any credit to Borrower pursuant to the terms of this letter shall terminate on July 1, 2004, unless this letter is acknowledged by Borrower and returned to Bank on or before that date.

                                                     Sincerely,

                                                     WELLS FARGO BANK,
                                                     NATIONAL ASSOCIATION


                                                     By:  /S/ JOSPEH E. HOPPER
                                                        ------------------------
                                                          Joseph E. Hopper
                                                          Relationship Manager

Acknowledged and accepted as of 6/14/04

XET CORPORATION

By: /S/ RANDOLPH FOOTE
    --------------------------

Title:  CFO/VP/SEC



CXR TELCOM CORPORATION

By: /S/ RANDOLPH FOOTE
    --------------------------

Title:  CFO/VP/SEC